Exhibit 10.2

PROMISSORY NOTE

$1,200,000.00	October 13, 2022 Atlanta, Georgia

For value received, ROC DIGITAL MINING I LLC, a Delaware limited liability company (“Borrower”) promises to pay to the order of BITMINE IMMERSION TECHNOLOGIES, INC., a Delaware corporation (“Lender”), the principal amount of One Million, Two Hundred Thousand and 00/100 Dollars ($1,200,000.00), or such lesser amount as may be outstanding from time to time, plus interest on the unpaid principal balance at the rate and in the manner described below, until all amounts owing under this Note are paid in full. This Note is being executed pursuant to that Transfer, Bill of Sale and Assignment between Borrower and Lender of even date herewith to evidence the Borrower’s obligation to pay Lender the purchase price of the equipment described therein (the “Equipment”).

1.                 INTEREST: So long as there is no default under this Note, this Note shall bear interest (“Interest”) at the rate of five percent (5%) per annum, compounded monthly.

2.                 PAYMENT SCHEDULE: Borrower shall pay the principal and interest according to the following schedule:

a)	Monthly Payments: Beginning on December 30, 2022, and continuing thereafter on the last day of each calendar month for the next 41 months, the Borrower shall pay the Lender $31,203.64 per month. If last day of the month falls on a weekend or holiday, the payment will be paid the first business day thereafter.

b)	Maturity Date: All principal, accrued interest and other amounts due the Lender shall be due and payable in full on May 31, 2026 (the “Maturity Date”).

c)	Payment Method: All payments will be made to Lender at the Borrower’s option as follows:

(i)	Cash by wire transfer or ACH to such bank account that the Lender provides to the Borrower from time to time; or
(ii)	In bitcoin to such digital wallet account that the Lender provides to the Borrower from time to time, provided that for purposes of determining the U.S. Dollar value of any payment made in bitcoin, the bitcoin will be valued at the bid price of bitcoin at 5:00 p.m. on the last calendar day of the preceding month as reported by Coinbase (or, if Coinbase is unavailable for quotes, an alternative exchange selected by the Lender).

3.                 DEFAULT RATE: In the event of any default under this Note, all amounts owed to Lender, including but not limited to unpaid principal, shall bear interest at the rate of twelve percent (12.0%) per annum, compounded monthly.

4.                 APPLICATION OF PAYMENTS: All amounts received by Lender shall be applied first to amounts, other than principal and interest, due to Lender pursuant to this Note or any other agreements relating to the Note, including any late charges and expenses, then to accrued and unpaid interest, then to unpaid principal, or in any other manner as determined by Lender, in Lender's sole discretion, as permitted by law. Borrower irrevocably waives the right to direct the application of any and all payments at any time hereafter received by Lender from or on behalf of Borrower, and Borrower irrevocably agrees that Lender shall have the continuing exclusive right to apply any and all such payments against the then due and owing obligations of Borrower in such order of priority as Lender may deem advisable.

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5.                 PREPAYMENT: All principal and accrued interest on this Note may be prepaid at any time in cash. Note may be prepaid in bitcoin, as long as the time of bitcoin prepayment is agreed upon between Lender and Borrower.

6.                 LATE PAYMENT CHARGE: If any payment is received more than ten (10) days late, Borrower will be charged a late payment charge of the greater of $50 or 5% of the unpaid late installment.

7.                 SECURITY FOR REPAYMENT: This Note is secured by the Equipment pursuant to a Security Agreement executed by Lender and Borrower of even date herewith.

8.                 DEFAULT: The following are events of default under this Note (an “Event of Default”):

a)	The Borrower shall fail to make when due any payment of principal, interest or other amount under this Note, and such failure is not cured by Borrower within ten (10) days after written notice from Lender.

b)	Any representation or warranty made by the Borrower herein, in the Security Agreement or the Bill of Sale, or in any other agreement, document, instrument or certificate furnished by the Borrower to Lender proves untrue as of the date hereof or omits any statement necessary to make the statements contained therein, in light of the circumstances under which they were made, not false or misleading.

c)	(A) The Borrower shall commence a voluntary case concerning itself under the Bankruptcy Code; (B) an involuntary case is commenced against the Borrower and the petition is not contested within fifteen (15) days, or is not dismissed or stayed within sixty (60) days, after commencement of the case; (C) a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or the Borrower commences any other proceedings under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or there is commenced against the Borrower any such proceeding which remains undismissed and unstayed for a period of sixty (60) days; (D) any order of relief or other order approving any such case or proceeding is entered; (E) the Borrower is adjudicated insolvent or bankrupt; (F) the Borrower suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged and unstayed for a period of thirty (30) days; (G) the Borrower makes a general assignment for the benefit of creditors; (H) the Borrower shall by any act or failure to act consent to, approve of or acquiesce in any of the foregoing; or (I) any corporate action is taken by the Borrower for the purpose of effecting any of the foregoing.

d)	Any judgment, writ or warrant of attachment or of any similar post-judgment process in an amount in excess of One Hundred Thousand and no/100 Dollars ($100,000) shall be entered or filed against the Borrower or against any of its properties or assets and remain unsatisfied and unstayed for a period of thirty (30) days;

e)	The Borrower dissolves, liquidates or otherwise ceases to actively conduct business or takes corporate action authorizing any of the foregoing.

f)	The Borrower shall fail to comply with any covenant or condition contained in the Security Agreement.

9.                 RIGHTS OF LENDER ON DEFAULT: Upon a default under this Note, Lender may declare the entire unpaid principal balance under this Note and all accrued and unpaid interest immediately due and payable in full, and may take any action permitted at law or in equity to recover same. Lender's rights are cumulative and may be exercised together, separately, and in any order. Lender's remedies under this paragraph are in addition to those available at common law, including, but not limited to, the right of set-off.

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10.              MODIFICATION AND WAIVER: The modification or waiver of any of Borrower's obligations or Lender's rights under this Note must be contained in writing signed by Borrower and Lender. Lender may delay or fail to exercise any of its rights without causing a waiver of those obligations or rights. A waiver on one occasion will not constitute a waiver on any other occasion. Borrower's obligations under this Note shall not be affected if Lender amends, compromises, exchanges, fails to exercise, impairs or releases any of the obligations belonging to any co-borrower or guarantor or any of its rights against any co-borrower or guarantor of this Note or collateral securing this Note.

11.               SEVERABILITY: If any provision of this Note is invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

12.              ASSIGNMENT: Borrower will not be entitled to assign any of its rights, remedies or obligations described in this Note without the prior written consent of Lender which may be withheld by Lender in its sole discretion. Lender will be entitled to assign some or all of its rights and remedies described in this Note without notice to or the prior consent of Borrower in any manner.

13.              NOTICE: All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and addressed to either party as set forth in this Section. All notices shall be delivered by internationally recognized overnight courier (with all fees prepaid) or electronic mail if adequate confirmation of receipt is provided. Except as otherwise provided in this Master Agreement, a notice is effective only if (i) the receiving Party has received the notice and (ii) the Party giving the notice has complied with the requirements of this Section. Notice is deemed received: in the case of internationally recognized overnight courier, the date and time the courier confirms delivery; or in the case of electronic mail, the date and time the recipient’s server receives the electronic mail. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section):

If to Borrower:

Roc Digital Mining I LLC

33 Commercial Street

Raynham, Massachusetts 02767

Attn: Manager

Email Address: nickmarrocco@rocdigitalmining.com

If to Lender:

BitMine Immersion Technologies, Inc.

2030 Powers Ferry Road, SE

Suite 212

Atlanta, Georgia 30339

Attn: Chief Executive Officer

Email Address: jbates@bitminetech.io

14.              APPLICABLE LAW: This Note shall be governed, interpreted, construed and enforced under the laws of the state of Georgia (without giving effect to principles of conflicts of law). Borrower consents to the jurisdiction and venue of any state or federal court located in Georgia in the event of any legal proceeding arising out of or relating to this Note, the Security Agreement or the Bill of Sale, and agrees not to commence or seek to remove or transfer such legal proceeding in or to a different court.

15.              COLLECTION COSTS: If Lender hires an attorney or other entity to assist in collecting any amount due or enforcing any right or remedy under this Note, Borrower agrees to pay Lender's reasonable attorney's fees, and collection costs.

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16.              INCONSISTENT REPRESENTATIONS: Borrower affirmatively states that no representative of Lender has made any representations which are inconsistent with the terms of this Note and Borrower has not relied on any such promise or representation of any representative of Lender in executing this Note.

17.              MISCELLANEOUS: Borrower and Lender agree that time is of the essence. Borrower waives presentment, demand for payment, notice of dishonor and protest. All references to Borrower in this Note shall include all of the parties signing this Note, and this Note shall be binding upon the heirs, successors and assigns of Borrower and Lender. This Note, the Security Agreement and the Bill of Sale represent the complete and integrated understanding between Borrower and Lender pertaining to the terms and conditions of such documents.

18.              JURY TRIAL WAIVER: BORROWER AND LENDER HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY CIVIL ACTION ARISING OUT OF, OR BASED UPON, THIS NOTE, THE SECURITY AGREEMENT OR THE BILL OF SALE.

BORROWER ACKNOWLEDGES THAT BORROWER HAS READ, UNDERSTANDS, AND AGREES TO THE TERMS AND CONDITIONS OF THIS NOTE. BORROWER ACKNOWLEDGES RECEIPT OF AN EXACT COPY OF THIS NOTE.

NOTE DATE: October 13, 2022.

BORROWER:

ROC DIGITAL MINING I LLC, a Delaware limited liability company

By: ROC DIGITAL MINING MANAGER LLC, a Delaware limited liability company, its Manager

/s/ Nick Marrocco
Nick Marrocco, Initial Manager

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